                                                                    EXHIBIT 11.1




Computation of weighted average number of shares outstanding used in determining primary and fully diluted earnings per share:

                                                      Thirteen Weeks Ended     Twenty-Six Weeks Ended
                                                     ----------------------    ----------------------
                                                     August 2,    August 3,    August 2,    August 3,
                                                      1997         1996         1997         1996
                                                     ------       ------       ------       ------
(Shares in 000's)

Primary (a)
-----------
    Weighted average number of common
       shares outstanding                            32,407       33,191       32,654       33,339

    Assumed exercise of certain dilutive stock
       options based on average market values           142          244          169          220
                                                     ------       ------       ------       ------

    Weighted average number of shares used
       in primary per share computations             32,549       33,435       32,823       33,559
                                                     ======       ======       ======       ======



Fully diluted (a)
-----------------
    Weighted average number of common
       shares outstanding                            32,407       33,191       32,654       33,339

    Assumed exercise of all dilutive options
       based on higher of average or closing
       market value                                     142          244          169          220
                                                     ------       ------       ------       ------

    Weighted average number of shares used
       in fully diluted per share computations       32,549       33,435       32,823       33,559
                                                     ======       ======       ======       ======





(a) This calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.